AGREEMENT


           THIS AGREEMENT is dated January 21, 1998, and is by and between Beta Oil & Gas, Inc., 901 Dove Street, Suite 230, Newport Beach, CA 92660 ("Beta") and TAC Resources, Inc., 1908 N. Laurent, Suite 380, Victoria, TX 77901 ("TAC") and Allegro Investments, Inc., 1908 N. Laurent, Suite 370, Victoria, TX 77901 ("Allegro").

           WHEREAS, Beta wishes to purchase and TAC wishes to sell certain interests owned by TAC under that certain Exploration Agreement dated July 15, 1997, as amended, covering the Texana Project; and Beta wishes to purchase and TAC and Allegro wish to sell certain interests owned by TAC and Allegro under that certain Exploration Agreement dated August 1, 1997, as amended, covering the Formosa Grande Project.

           NOW, THEREFORE, for Ten and 00/100 Dollars ($10.00) and other valuable consideration and the mutual covenants and agreements contained herein the parties hereby agree as follows.

           1. Conveyance. TAC hereby agrees to convey Beta five percent (5%) interest in the Texana Project, and TAC and Allegro hereby agree to convey Beta five percent (5%) interest in the Formosa Grande Project for a total sum of One rnillion two hundred seventy-five thousand and 00/100 Dollars ($1,275,000.00). Upon receipt of payment in full as described below, TAC shall execute and deliver to Beta an amendment identical in form to that attached hereto as Exhibit "A" covering the interest to be transferred in the Texana Project, and TAC and Allegro shall execute and deliver to Beta an amendment identical in form to that attached hereto as Exhibit "B" covering the interest to be transferred in the Formosa Grande Project.

           2. Payment. TAC and Allegro agree and direct that all payments made hereunder shall be made to TAC at the address shown above. Upon execution of this Agreement, Beta shall pay TAC the sum of Four hundred twenty-five thousand and 00/100 Dollars ($425,000.00). and shall thereafter make two additional payments in the amount of $425,000.00 each to TAC. The first such payment shall be due on or before March 1, 1998 and the second due on or before April 1, 1998. TAC and Allegro shall have the option prior to the making of either of such additional payments to require that all or a portion of such payments be made in the form of Beta stock on the basis of $5 00 per share

           3. Forfeiture. In the event Beta fails to timely make any of the above payments this Agreement shall terminate and be of no further force or effect. It is agreed that upon such termination Beta shall forfeit the right to receive any interest hereunder, regardless of partial payment, and TAC and Allegro shall be entitled to retain all payments received.

           This agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, superseding any and all prior agreements, understandings, discussions, negotiations and commitments of any kind.

           The provisions of this agreement may be amended, supplemented, or waived only if in writing signed by all parties hereto.

           This agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns.

               This agreement may be executed in multiple counterparts, all of which when taken together shall constitute one and the same agreement.



      IN WITNESS WHEREOF, this instrument is executed on the date first above written.



      Beta Oil & Gas, Inc.


           Steve Antry, President




      TAC Resources, Inc


           Bill Bishop, President



      Allegro Investments, Inc.

          John C. Thompson, President

                                   Exhibit "A"
                  (Attached to and made a part of that certain
                    Agreement dated January 21, 1998, by and
                  between Beta Oil & Gas, Inc., TAC Resources,
                                Inc. and Allegro
                               Investments, Inc,)

                    FIRST AMENDMENT TO EXPLORATION AGREEMENT
                                 TEXANA PROJECT
                              JACKSON COUNTY, TEXAS


This First Amendment to Exploration Agreement (the "Amendment") is entered into this ____ day of March, 1998, by and between Parallel Petroleum Corporation ("Parallel"), TAC Resources, Inc. ("TAC"), Beta Oil & Gas, Inc. ("Beta"), Pease Oil and Gas Company ("Pease"), and Unit Petroleum Company ("Unit"), all hereinafter collectively referred to as (the "Parties"), in order to amend that certain Exploration Agreement dated July 15, 1997, (the "Agreement").

Whereas, Beta has acquired a portion of the interest owned by TAC under the Agreement, and

Whereas, in order to evidence this acquisition the Agreement is hereby amended as follows:

Article 2.2 is hereby amended as follows:

         "2.2 "Interest and Share of Cost of the Parties." The Parties hereby agree to own, as their Initial Interest, and agree to bear the costs set out below as follows:

Party            Initial Interest       Share of Costs            Share of Costs for
                                       Prior to Leasehold        Leasehold Acquisition
                                          Acquisition            and Subsequent Operations
TAC              .2000000                .0625000                      .2000000
Parallel         .1750000                .2187500                      .1750000
Unit             .2500000                .3125000                      .2500000
Beta             .2500000                .2500000                      .2500000
Pease            .1250000                .1562500                      .1250000

TAC has acquired and now owns the Existing AMI Interests. Parallel, Unit, Beta and Pease agree that their costs in the Existing AMI Interests shall be based on $75.00 per net mineral acre on seismic and lease options, and cost plus 25% on oil and gas leases and seismic permits. The Existing AMI Interests are presently comprised of approximately 23,183.908 net mineral acres covered by seismic and lease option, and 300.5 net mineral acres covered by seismic permit where cost was $25.00/net mineral acre. Based on the foregoing, the current total cost of Existing AMI Interests is One million seven hundred forty-eight thousand one hundred eighty-three and 73/100 Dollars ($1,748,183.73). Parallel, Unit, Beta and Pease agree to pay TAC their portion of such cost, as referenced above, in the Existing AMI Interests upon execution of this Agreement. Parallel, Unit, Beta and Pease hereby agree that TAC shall have the exclusive right to acquire AMI Interests through August 1, 1997, and that same shall be treated in all respects as Existing AMI Interests. Parallel, Unit, Beta and Pease agree that they shall be obligated to accept such interests in the same percentages and pay TAC for such interests at the same terms stated herein.

Payment for such interests shall be due within fifteen (15) days after receipt of written notice as set out in Article 2.4. Interests available to TAC which costs exceed those stated above shall be offered to the other Parties as per the procedure set forth in Article 2.4 below."

The Parties agree that the provisions of this Amendment shall become a part of the Agreement, as if originally included therein, and do hereby adopt ratify and confirm the Agreement, as amended, in all of its terms and provisions.


This Agreement may be executed in multiple counterparts, all of which when taken together shall constitute one and the same agreement.


IN WITNESS WHEREOF, this instrument is executed on the date first above written.


                                          Parallel Petroleum Corporation


                                       By:
                                          Larry C. Oldham, President


                                          TAC Resources, Inc.


                                       By:
                                          Bill Bishop, President


                                          Beta Oil & Gas, Inc.


                                       By:
                                          Steve Antry, President


                                          Pease Oil and Gas Company


                                       By:
                                          Willard Pease, Jr., President


                                          Unit Petroleum Company


                                       By:
                                          Phillip M. Keeley, Sr. Vice President

                                   Exhibit "B"
                  (Attached to and made a part of that certain
                    Agreement dated January 21, 1998, by and
                  between Beta Oil & Gas, Inc., TAC Resources,
                                Inc. and Allegro
                               Investments, Inc,)


                    SECOND AMENDMENT TO EXPLORATION AGREEMENT
                             FORMOSA GRANDE PROJECT
                       JACKSON AND CALHOUN COUNTIES, TEXAS


This Second Amendment to Exploration Agreement (the "Amendment") is entered into this ____ day of March, 1998, by and between Parallel Pet:roleum Corporation ("Parallel"), TAC Resources, Inc. ("TAC"), Allegro Investments, Inc. ("Allegro"), Beta Oil & Gas, Inc. ("Beta"), Pease Oil and Gas Company ("Pease"), Four-Way Texas L.L.C. ("Four-Way"), Meyer Financial Services, Inc. ("Meyer") and Wes-Tex Drilling Corp. ("Wes-Tex"), FGL, Inc. ("FGL"), Camway, Inc. ("Camway"), Mert L. Cooper ("Cooper"), CKC Investments, Inc. ("CKC") and LWC of Austin, Inc. ("LWC") all hereinafter collectively referred to as (the "Parties"), in order to amend that certain Exploration Agreement dated August 1, 1997, as amended in that certain First Amendment to Exploration Agreement dated October 6, 1997, (the "Agreement").

Whereas, Beta has acquired a portion of the interest owned by TAC and Allegro under the Agreement, and

Whereas, in order to evidence this acquisition the Agreement is hereby amended as follows:

Article 2.2 is herebv amended as follows:

         "2.2 "Interest and Share of Cost of the Parties." The Parties hereby agree to own, as their Initial Interest, and agree to bear the costs set out below as follows:


Party            Initial Interest           Share of Costs             Share of Costs
                                             Prior to Leasehold         for Leasehold
                                             Acquisition                Acquisition and
                                                                        Subsequent Operations
Parallel         .4337500                   .3700000                  .4337500
TAC              .0291667                   .0000000                  .0291670
Allegro          .0145833                   .0000000                  .0145830
Beta             .2500000                   .2666666                  .2500000
Pease            .1250000                   .1666667                  .1250000
Four-Way         .0200000                   .0266667                  .0200000
Meyer            .0100000                   .0133333                  .0100000
Wes-Tex          .0200000                   .0266667                  .0200000
FGL              .0700000                   .0933333                  .0700000
Camway           .0050000                   .0066667                  .0050000
Cooper           .0100000                   .0133333                  .0100000
CKC              .0100000                   .0133333                  .0100000
LWC              .0025000                   .0033333                  .0025000

Parallel, TAC and Allegro have acquired and presently own the Existing AMI Interests. Beta, Pease, Four-Way, Meyer, Wes-Tex, FGL, Camway, Cooper, CKC and LWC agree that their respective costs in the Existing AMI Interests shall be based on $100.00 per net mineral acre on seismic and lease options, and cost plus 33.33333% on oil and gas leases and seismic permits. The Existing AMI Interests are presently comprised of approximately 73,102.116 net mineral acres covered by seismic and lease option, 522.896 net mineral acres covered by seismic permit where cost was $5,228.96, and 146.890 net mineral acres covered by oil and gas lease where cost was $7,344.50. Based on the foregoing, the current total cost of Existing AMI Interests is Seven million three hundred twenty-two thousand seven hundred eighty-five and 06/100 Dollars ($7,322,785.06). Beta, Pease, Four-Way, Meyer, Wes-Tex, FGL, Camway, Cooper, CKC and LWC agree to pay Parallel their Proportionate Share of such cost, as referenced above, in the Existing AMI Interests upon execution of this Agreement. Beta, Pease, Four-Way, Meyer, Wes-Tex, FGL, Camway, Cooper, CKC and LWC hereby agree that Parallel shall have the exclusive right to acquire AMI Interests through December 1, 1997, and that same shall be treated in all respects as Existing AMI Interests. Beta, Pease, Four-Way, Meyer, Wes-Tex, FGL, Camway, Cooper, CKC and LWC agree that they shall be obligated to accept such interests in the same percentages and pay Parallel for such interests at the same terms stated herein. Payment for such interests shall be due within fifteen
(15) days after receipt of written notice as set out in Article 2.4. Interests available to Parallel which costs exceed those stated above shall be offered to the other Parties as per the procedure set forth in Article 2.4 below."

The Parties agree that the provisions of this Amendment shall become a part of the Agreement as if originally included therein, and do hereby adopt ratify and confirm the Agreement, as amended, in all of its terms and provisions.

This Agreement may be executed in multiple counterparts, all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this instrument is executed on the date first above written.


                                           Parallel Petroleum Corporation


                                        By:
                                           Larry C. Oldham, President



                                           TAC Resources, Inc.



                                        By:
                                            Bill Bishop, President

                                            FGL, Inc.

                                         By:
                                            Guy Griffith, President

                                            Camway, Inc.


                                         By:
                                            Guy Griffith, President


                                            CKC Investments, Inc.

                                         By:
                                            Mert L. Cooper, President


                                            LWC of Austin, Inc.

                                         By:
                                            Lewis Lee, President